EXHIBIT 1.1

PLACEMENT AGENCY AGREEMENT

[__________], 2026

Craft Capital Management LLC

377 Oak Street, Lower Concourse

Garden City, New York 11530

Attention: [CJ Hiller and Mackey McFarlane]

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Artelo Biosciences, Inc., a Nevada corporation (the “Company”), hereby agrees to sell up to an aggregate of $[__________] of registered securities of the Company pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-[______]) (together with all exhibits and all amendments and supplements thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act relating to the Offering), the “Registration Statement”), consisting of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and/or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Craft Capital Management LLC as exclusive placement agent (the “Placement Agent”). The Shares and Pre-Funded Warrants and any shares of Common Stock issuable upon exercise thereof are collectively referred to herein as the “Securities.” The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share (or Pre-Funded Warrant in lieu thereof) is $[______]. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Securities pursuant to the Registration Statement (the “Offering”), with the terms of such Offering to be subject to market conditions and negotiations among the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best-efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing shall occur via “Delivery Versus Payment” (“DVP”), i.e., on the Closing Date, the Company shall issue the Securities registered in the Investors’ names and addresses and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by each Investor; upon receipt of such Securities, the Placement Agent shall promptly electronically deliver such Securities to the applicable Investor, and the applicable Investor shall deliver payment therefor through the Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)  A cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of the Securities at each Closing.

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(ii)  Placement Agent Warrants.  On each Closing Date, the Company shall issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to four percent (4.0%) of the aggregate number of Shares (and/or shares of Common Stock underlying any Pre-Funded Warrants) sold at such Closing.  The Placement Agent Warrants shall have an exercise price equal to one hundred thirty percent (130%) of the offering price per Share in the Offering, be exercisable immediately upon issuance, have a term of five (5) years from the date of issuance, be exercisable on a cashless basis, and include piggyback registration rights.  The Placement Agent Warrants and the shares of Common Stock issuable upon the exercise thereof shall be registered on the Registration Statement.  The Placement Agent Warrants shall be in such form and contain such terms as are customary for transactions of this nature, as reasonably agreed upon by the Company and the Placement Agent.

(iii) Expense Reimbursement. The Company shall reimburse the Placement Agent for all of the Placement Agent's actual, accountable, out-of-pocket expenses incurred in connection with the Offering, including, without limitation, filing fees (including SEC filing fees), FINRA filing fees, costs and expenses of qualifying the Offering under applicable "blue sky" laws, due diligence expenses, travel expenses, and the fees and disbursements of the Placement Agent's legal counsel; provided, however, that (A) the fees and disbursements of the Placement Agent's legal counsel reimbursable by the Company to the Placement Agent pursuant to this Section 1(a)(iii) shall in no event exceed One Hundred Thousand Dollars ($100,000) in the aggregate upon Closing of the Offering, or Thirty-Five Thousand Dollars ($35,000) in the aggregate if the Offering is not consummated, and (B) all other reimbursable expenses (excluding the fees and disbursements of the Placement Agent's legal counsel) shall not exceed Five Thousand Dollars ($5,000) without the Company's prior written consent. Any expense advances shall be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

(b) Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions shall survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to this Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A) shall survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons other than the Company. As used herein, “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, and “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which has been declared effective. Following effectiveness and the determination of pricing among the Company and the prospective Investors, the Company will file with the Commission pursuant to Rule 424(b) under the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”), a final prospectus relating to the placement of the Securities, their respective pricing and the plan of distribution thereof, and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the form of final prospectus filed with the Commission pursuant to Rule 424(b) (including the Preliminary Prospectus as so amended or supplemented) is hereinafter called the “Prospectus.” The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus or intends to commence a proceeding for any such purpose.

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(b) Assurances. The Registration Statement, as amended, contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. To the Company's knowledge, each of the Preliminary Prospectus and the Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(d) Representations, Warranties and Covenants Incorporated by Reference. Each of the representations and warranties, together with any related disclosure schedules thereto, and all covenants of the Company contained in the Purchase Agreement are hereby incorporated herein by reference as though fully set forth herein and are hereby made to, and for the benefit of, the Placement Agent as of the date hereof and as of each Closing Date. The Placement Agent shall be entitled to rely upon such representations, warranties and covenants to the same extent as if it were a party to the Purchase Agreement. The Placement Agent is hereby made an express third-party beneficiary of each of the representations, warranties, covenants and agreements of the Company set forth in the Purchase Agreement and each other Transaction Document, with the full right to enforce such provisions directly against the Company, subject to the same limitations, qualifications, materiality thresholds, caps, baskets, deductibles, and survival provisions applicable to the Investors under the Purchase Agreement. Notwithstanding the foregoing, the Placement Agent's remedies under this Section 2(d) shall be limited to actual, direct damages and shall exclude any consequential, indirect, special, punitive or exemplary damages.

Section 3. Delivery and Payment.

Each Closing shall occur remotely by facsimile or other electronic transmission (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one (1) business day before the time of purchase. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made remotely by facsimile or other electronic transmission. All actions taken at a Closing shall be deemed to have occurred simultaneously.

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Section 4. Covenants and Agreements of the Company.

The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus or any amended Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Preliminary Prospectus or any Prospectus or any amendment or supplement thereto. The Company shall use its best efforts to prevent the issuance of any such stop order and to obtain the lifting of any such order as soon as possible.

(b) Amendments and Supplements; Prospectus Delivery. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and any Prospectus. If during the Prospectus Delivery Period any event shall occur as a result of which it becomes necessary to amend or supplement the Registration Statement or any Prospectus in order to make the statements therein not misleading, or to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent, an appropriate amendment or supplement that is necessary in order to make the statements in the Registration Statement and any Prospectus, as so amended or supplemented, not misleading, or so that the Registration Statement and any Prospectus will comply with law. Before amending the Registration Statement or supplementing any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(c) Copies of Amendments and Supplements. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of the Registration Statement and any Prospectus and any amendments and supplements thereto as the Placement Agent may reasonably request.

(d) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(e) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, following the Closing, make public its involvement with the Offering, including by way of customary tombstone advertisements and materials, subject to the Company’s prior review thereof.

(f) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, ten percent (10%) or greater stockholder of the Company or any person that received the Company’s unregistered equity securities in the past one hundred eighty (180) days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the sixty (60)-day period after the effective date of the Registration Statement.

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(g) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

Section 5. Conditions of the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with; and the Placement Agent shall have received a letter of no objection from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s reasonable judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus.

(d) Opinion of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion and negative assurance letter of Bevilacqua PLLC, securities counsel to the Company, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and Placement Agent’s counsel.

(e) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(f) Transfer Agent Instructions. The Company shall have delivered irrevocable written instructions to the Company’s transfer agent to deliver the Securities on the Closing Date.

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(g) Lock-Up Agreements. On or prior to the date hereof, the Placement Agent shall have received executed lock-up agreements from each of the directors and executive officers of the Company, in form and substance reasonably satisfactory to the Placement Agent, which lock-up agreements shall remain in full force and effect on each Closing Date.

(h) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; provided, however, that such request shall be made at least three (3) business days in advance.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Intentionally Omitted.

Section 7. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Placement Agent, its Affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, counsel and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Placement Agent Indemnified Parties,” and each, a “Placement Agent Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Preliminary Prospectus, the Prospectus or any free writing prospectus (as each may be amended or supplemented from time to time); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations (whether in person or electronically); or (iii) any application or other document or written communication (collectively, an “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, or any Trading Market (as defined in the Purchase Agreement); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s Information (as defined below). The foregoing indemnity shall not inure to the benefit of any Placement Agent Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Placement Agent Indemnified Party (a) is based on the Placement Agent’s Information, or (b) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the fraud, willful misconduct or gross negligence of such Placement Agent Indemnified Party.

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(b) Placement Agent’s Information. For purposes of this Agreement, the term “Placement Agent’s Information” means written information furnished to the Company by the Placement Agent specifically for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or in any amendment or supplement thereto. The Company hereby acknowledges that, as of the date hereof, the Placement Agent’s Information is limited solely to the statements concerning the Placement Agent contained in the “Plan of Distribution” section of the Prospectus.

(c) Defense of Claims. If any action is brought against a Placement Agent Indemnified Party in respect of which indemnity may be sought against the Company pursuant to this Section 7, such Placement Agent Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment of counsel (subject to the reasonable approval of such Placement Agent Indemnified Party) and payment of actual expenses. Such Placement Agent Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Placement Agent Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company, (ii) the Company shall not have employed counsel reasonably satisfactory to the Placement Agent Indemnified Party to have charge of the defense of such action within a reasonable time after notice of the commencement of the action, or (iii) the action includes both the Company and the indemnified party as defendants and such indemnified party shall have been advised by its counsel in writing that there is an actual or potential conflict of interest that makes it inadvisable for the Company and such indemnified party to be represented in the action by the same counsel, in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Placement Agent Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. The Company shall not be liable for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, the Company shall not, without the prior written consent of the Placement Agent (which consent shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise, consent or termination includes an unconditional release of each Placement Agent Indemnified Party from all liabilities arising out of such action.

(d) Indemnification of the Company. The Placement Agent shall, to the fullest extent permitted by applicable laws, indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Placement Agent, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Placement Agent’s Information. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Placement Agent be liable to the Company under this Agreement or otherwise in connection with the Offering for any losses, claims, damages, liabilities or expenses that are not finally judicially determined to have resulted from the Placement Agent’s gross negligence, willful misconduct or bad-faith breach of this Agreement.

(e) Contribution.

(i) Contribution Rights. If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering received by the Company bear to the total placement agent cash fee received by the Placement Agent in connection with the Offering. Notwithstanding the foregoing, the Placement Agent shall not be required to contribute any amount in excess of the total placement agent cash fee actually received by the Placement Agent in connection with the Offering, less the amount of any damages which the Placement Agent has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(ii) Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (a “contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.

Section 8. Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered, or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent:

Craft Capital Management LLC

377 Oak Street, Lower Concourse

Garden City, New York 11530

Attention: CJ Hiller / Mackey McFarlane

Email: chiller@craftcm.com / mmcfarlane@craftcm.com

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with a copy (which shall not constitute notice) to:

Zarif Law Group P.C.

808 Springwood Avenue, Suite 110

Asbury Park, New Jersey 07712

Attention: Morris C. Zarif, Esq.

Email: mzarif@zariflg.com

If to the Company:

Artelo Biosciences, Inc.

505 Lomas Santa Fe

Suite 160

Solana Beach, CA 92075Attention: Gregory D. Gorgas, Chief Executive Officer

Email: gorgas@artelobio.com

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Avenue, NW

Suite 500

Washington, DC 20036

Attention: Louis A. Bevilacqua

Email: lou@bevilacquapllc.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors and personal representatives, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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Section 12. Effective Date of this Agreement and Termination Thereof.

(a) Effective Date. This Agreement shall become effective when both the Company and the Placement Agent have executed the same and delivered counterparts of such signatures to the other party.

(b) Termination. (i) This Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date if any condition specified in Section 5 is not satisfied or waived by the Placement Agent when and as required to be satisfied; (ii) The Placement Agent shall have the right to terminate this Agreement by giving notice to the Company at any time on or prior to any Closing Date, if: (1) any domestic or international event or act or occurrence has materially and adversely disrupted, or in the Placement Agent's reasonable judgment will in the immediate future materially and adversely disrupt, general securities markets in the United States; (2) trading on The Nasdaq Stock Market LLC or the New York Stock Exchange shall have been suspended for at least one full trading day, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government or other authority having jurisdiction; (3) the United States shall have become involved in a new war or an increase in major hostilities that in the Placement Agent’s reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; (4) a banking moratorium has been declared by a federal or state authority in the United States; (5) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act that has resulted in a Material Adverse Effect or which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the delivery of the Securities; (6) the Company is in material breach of any of its representations, warranties or covenants hereunder; or (7) a Material Adverse Effect shall have occurred or the Placement Agent shall have become aware after the date hereof of an adverse material change in general market conditions that, in the reasonable judgment of the Placement Agent, makes it impracticable to proceed with the offering, sale and/or delivery of the Securities.

(c) Indemnification on Termination. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 7 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(e) Representations, Warranties, Agreements to Survive. All representations, warranties, covenants and agreements contained in this Agreement, or incorporated by reference to the Purchase Agreement, as applicable, or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent or its affiliates or selling agents, any person controlling the Placement Agent, its officers or directors or any person controlling the Company, or (ii) delivery of and payment for the Securities.

Section 13. Governing Law; Dispute Resolution; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely in the State of New York. Any dispute, controversy, or claim arising out of or relating in any way to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration administered by FINRA in accordance with its Code of Arbitration Procedure for Industry Disputes, and the arbitration shall be held in Nassau County, New York. The parties hereby waive the right to trial by jury in any dispute arising under or in connection with this Agreement. The prevailing party in any such arbitration or other proceeding shall be entitled to recover its reasonable attorneys’ fees and expenses relating to such action or proceeding.

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Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Letter between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with their terms; provided that this Agreement shall govern solely with respect to the specific offering of the Securities contemplated hereby, and the Engagement Letter shall continue to govern all other matters not expressly addressed herein. This Agreement may be executed in two or more counterparts (including by electronic signature), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ARTELO BIOSCIENCES, INC.

By: _______________________________

Name:

Title:

Confirmed as of the date first written above mentioned, on behalf of itself:

CRAFT CAPITAL MANAGEMENT LLC

By: _______________________________

Name:

Title:

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